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                                                                   EXHIBIT 10.22

                                    AGREEMENT

C. Michael Bowers, 1609 Grand Oaks Boulevard, Oxford, Mississippi 38655 ("Employee") and Netzee, a Georgia Corporation with its principal place of business at 6190 Powers Ferry Road, Suite 400, Atlanta, Georgia 30339, ("the Company"), in exchange for their mutual covenants and obligations set forth herein, hereby agree as follows:

         1. As of November 30, 2001, ("Date of Separation"), Employee's employment with the company shall cease.

         2. The Company will pay employee a lump sum of Thirty-Five Thousand Three Hundred Thirty-Three Dollars and 00 cents ($35,333.00), minus appropriate withholdings under federal, state, city, or other applicable laws and appropriate deductions. In addition, in consideration for the successful relocation of the Connecticut Call Center, the Company will pay employee a lump sum bonus of Fifty Thousand Dollars and 00 cents ($50,000.00) pursuant to the addendum to the Agreement with Bank of America for technical support services. Payment of bonus will be made upon receipt of the payment from Bank of America that is anticipated to be made on or around December 31, 2001.

                  Employee agrees and acknowledges that this total amount constitutes adequate consideration for his covenants and obligations set forth herein, it being an amount over and above any entitlements that he has or may have had by reason of his separation from employment with the Company.

         3. The Company will pay Employee any unused, accrued vacation time for 2001, minus appropriate withholdings under federal, state, city or other applicable laws and appropriate deductions, on November 30, 2001.

         4. Employee shall be entitled to continuation of coverage under the Company's health/medical insurance plan pursuant to any rights she may have under the federal Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended; Internal Revenue Code ss.4980(B)(f). Such continuation shall be afforded up to the maximum period provided by law so long as Employee submits payments for elected coverage and otherwise complies with conditions on a timely basis. For the COBRA period December 2001 through January 2002, the Company will pay for the continuation of the COBRA coverage. Should the Employee decide to continue coverage beyond January 2002, Employee shall be responsible for payment of the COBRA continuation.

         5. Employee acknowledges having had access to the Company's confidential, proprietary information and agrees that he will keep it in strict confidence, and will not, either directly or indirectly, make known, reveal, or otherwise disseminate such information gained by Employee during her association with the Company.

                  Except as provided herein, this Release Agreement supersedes all prior agreements between the company and the employee. However, the "Confidentiality, Non-Solicitation and Non-Recruitment Agreement" attached hereto as Exhibit "A" is not superseded and remains in full force and effect.


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                  Such information is recognized and acknowledged by the
Employee to include, but not be limited to the following:

         (A) Business Information: (1) customer or prospective customer lists (contacts, addresses, phone numbers, etc.); (2) cost and/or sales information; (3) business contacts/relationships; (4) all personnel information;
(5) all recruiting information; (6) information concerning medical or other employee benefits; (7) all information regarding pending litigation and legal matters (including, but not limited to, contracts, legislation, information regarding potential acquisitions and/or regarding the sale of the Company's business, administrative agency proceedings, etc.); (8) all information which the Company has covenanted not to disclose; (9) employee lists (including, but not limited to, names, address, phone numbers, positions, etc.); (10) financial statements of any kind; and (11) any information related to the Company's responses to solicitations for possible sales (bids, pricing information, etc.).

         (B)      Technical Information: (1) schematics; (2) bills of materials;
(3) costs of materials; (4) software source codes; (5) software binary codes;
(6) all mechanical drawings; (7) written/verbal specifications; and (8) other miscellaneous technical information.

                  The Employee acknowledges that this confidential, proprietary information is the exclusive property of the Company or its customers or suppliers, respectively. The Employee recognizes that any material violation of this paragraph is likely to result in immediate and irreparable harm to the Company for which money damages are likely to be inadequate. Accordingly, the Employee consents to injunctive and other appropriate equitable relief upon the institution of proceedings by the Company in order to protect the Company's rights under this paragraph. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

         6. Employee does hereby for himself and his heirs, executors, successors, and assigns, release and forever discharge the Company, its officers, directors, management, representatives, employees, shareholders, agents, successors, assigns, attorneys and other affiliated persons, both known and unknown (collectively, "the Releasees") of and from any and all claims, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature, including, but not limited to, all claims and/or demands for back pay, reinstatement, hire or re-hire, front pay, group insurance or employee benefits of whatsoever kind (except on rights expressly provided for herein), claims for monies and/or expenses, any claims arising out of or relating to the cessation of Employee's employment with the Company, any claims for failing to obtain employment at any other Company or with any other person or employer, and/or demands for attorney's fees and legal expenses that Employee has or may have by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any act and/or omission that has occurred prior to the Effective Date of this Agreement.

         This release does not apply to Employee's entitlement under pension and 401(k) plans maintained by the Company, or to any of the Company's obligations under this Agreement.

         7. Employee recognizes and understands that, by executing this Agreement, he shall be releasing the Company and those referred to in paragraph
(6) above from any claims that he now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss.ss.621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, Employee will have none of the legal rights against the aforementioned that he would otherwise have under the Age


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Discrimination in Employment Act of 1967, 29 U.S.C. ss.ss.621, et seq., as
amended, by his signing this Agreement.

         8. Employee and his heirs, executors, successors, assigns, representatives, shall hold the fact and terms of this Agreement in strict confidence and shall not communicate, reveal, or disclose the terms of this Agreement to any other persons except to Employee's immediate family, to legal counsel, and to tax consultants, all of whom shall be instructed by Employee similarly to hold the fact and terms of this Agreement in the strictest confidence, and as required by law.

         9. The Company hereby notifies Employee of his right to consult with his chosen legal counsel before signing this Agreement. The Company shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to insure that Employee's execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that he has had at least twenty-one (21) days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.

         10. Employee warrants and represents that, prior to and including the Effective Date of this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in said claims, demands, causes of action, or obligations, and that Employee has the sole right to execute this Agreement.

         11. Both the Company and Employee agree and recognize that, for a period of seven (7) calendar days following Employee's execution of this Agreement, Employee may revoke this Agreement by providing written notice revoking the same, within this seven (7) day period, to Nancy L. Anheier, Human Resources at the above address of the Company. Such revocation of this Agreement by Employee will also automatically revoke the acceptance of the offer set forth herein and Employee will not be entitled to any amounts described herein.

         12.      Should Employee revoke this Agreement within this seven-day
(7) period, Employee agrees immediately to return all monies and other benefits cost-wise that he has received from the Company pursuant to this Agreement prior to the date of such revocation.

         13. This Agreement contains the entire agreement between the parties hereto, and there are no understandings between the parties other than those specifically and expressly set forth in this Agreement. This Agreement shall not be amended or modified in any manner except upon written agreement by the parties.

         14. Employee acknowledges and agrees that his election to execute this Agreement is entirely voluntary, and hereby acknowledges that he has not been pressured, coerced, or otherwise unduly influenced by the Company to execute this Agreement.


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         15.      This Agreement shall be governed and interpreted pursuant to the laws of the State of Georgia.

CAUTION TO EMPLOYEE: READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST RELEASEES PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

IN WITNESS WHEREOF, Employee and the Company agree as set forth above:

DATE OF RECEIPT OF AGREEMENT            SIGNATURE OF EMPLOYEE
BY EMPLOYEE:                            ACKNOWLEDGING DATE OF RECEIPT:


     November 19, 2001                    /s/ C. Michael Bowers
--------------------------------        --------------------------------------

                                        RECEIPT WITNESSED BY:


                                          /s/ Dana Smolenski
                                        --------------------------------------

DATE OF EXECUTION BY EMPLOYEE:
(EFFECTIVE DATE OF AGREEMENT            AGREED TO AND ACCEPTED BY:
IS 8TH DAY AFTER THIS DATE)


     November 23, 2001                    /s/ C. Michael Bowers
--------------------------------        --------------------------------------

                                        NOTARY PUBLIC:
WITNESSED THIS 23 DAY OF
November, 2001.
                                          /s/ Susan M. Yuhas
                                        --------------------------------------

DATE OF EXECUTION BY COMPANY:           AGREED TO AND ACCEPTED BY
                                        NETZEE, INC.



     November 29, 2001                  BY:  /s/ Richard S. Eiswirth
-------------------------------             ----------------------------------

                                        TITLE: Senior Executive Vice President
                                               -------------------------------

                                         NOTARY PUBLIC:
WITNESSED THIS 29 DAY OF
November, 2001.
                                           /s/ Nancy L. Anheier
                                         -------------------------------------